Exhibit 99.1

SIGNET JEWELERS REPORTS STRONG FISCAL 2021 HOLIDAY SEASON SALES

Broad-based growth reflects increased transformation momentum, banner portfolio differentiation and benefits from new capabilities.

HAMILTON, Bermuda, January 14, 2021 – Signet Jewelers Limited (“Signet”) (NYSE:SIG), the world's largest retailer of diamond jewelry, today announced its preliminary sales for the 9 weeks ended January 2, 2021 (“Holiday Season”).

"Despite considerable macro hurdles, the Signet team delivered strong holiday performance – an achievement that demonstrates the power of our multi-year Path to Brilliance transformation strategy and the agility, innovation, and determination of our people," said Virginia C. Drosos, Chief Executive Officer. “Our results were driven by new digital and fulfillment capabilities, increasingly personalized and insight-based marketing, banner portfolio differentiation, and a strong merchandising strategy that included competitive newness and a strengthened core assortment -- all of which increased conversion, attracted new customers, and increased market share. Our sales momentum coupled with strong profit generation are reflective of our team’s excellent execution and new ways to help our customers Celebrate Life and Express Love whenever and however they desire to shop.”

Holiday Season Fiscal 2021 Sales Highlights:
Signet’s preliminary total sales for the Holiday Season were $1.8 billion, flat to last year. Preliminary same store sales (SSS)1 improved 5.6% year over year. eCommerce sales were up 60.8% year over year, while Signet's 2,866 stores (as of January 2nd) reflect brick and mortar SSS declined of 4.1%. As of January 2nd, the Company has closed 355 of its planned 380 store closures this fiscal year.

By operating segment:

North America
•Preliminary SSS1 increased 7.8%. Transactions rose 4.4% and average transaction value increased 1.6%. Traditional mall SSS1 were slightly negative while off-mall formats were positive supporting the Company’s real estate optimization strategy.
•eCommerce sales grew 57.5% and brick and mortar sales declined 0.8% on a SSS basis.
•Both Bridal and Fashion category sales grew in the double digits on a SSS1 basis reflecting competitive product newness and strengthened core assortment.

International
•UK governmental lockdown resulted in a preliminary SSS1 decline of 19.2% to last year, though the impact was partially offset by 92.8% growth in eCommerce sales.
(1) Same store sales include physical store sales and eCommerce sales.

Holiday Performance Highlights:

Expanded Digital and Fulfillment Capabilities
•New capabilities this Holiday Season include Buy Online Pick-up In-Store (BOPIS), Ship from Store (SFS), virtual selling, faster and more effective Customer Care assistance, and improved website navigation, curation, and visualization. These strategic digital innovations enhanced customer experience, improved conversion rates, and added to Signet’s ability to meet customers whenever and however they choose to shop.
•Signet's quick increase of eCommerce fulfillment capacity to five times that of last holiday, accuracy in forecasting and valued relationships with distribution partners allowed the Company to successfully deliver >98% of North America customer orders on time this Holiday Season.

Advancing Banner Portfolio Differentiation
•All US banners posted positive same store sales, demonstrating the Company’s differentiated Banner Value Propositions and ability to capture a broader customer base. Fashion growth was notably strong at Zales and Piercing Pagoda, brands that are often identified with fashion forward gifters and self-purchasers. Bridal strength at Kay marked customer desire for sentimentality and storytelling.
•Product assortment is one of the leading ways that Signet differentiates its Banner Value Propositions. Newer bridal lines such as Leo’s Ideal Cut and First Light at Kay, as well as Royal Asscher and Pnina Tornai at Jared bring new ways for customers to express a timeless emotion. Existing brands continue to convey emotions, through new and on-trend pieces, such as tenderness through the Center of Me at Kay and elegance through Vera Wang at Zales.
•Signet's insight-based marketing efforts resonated with customers to extend the holiday shopping season this year. The Company’s “Always On” marketing strategy, longer promotional offers, and enhanced shopping and fulfillment options delivered increasing momentum post Black Friday weekend.

Debt Paydown
•By the end of the Holiday Season, the Company paid down the full balance of its ABL Revolving Facility.

Fourth Quarter Fiscal 2021 Guidance
•Same store sales up 4% to 5% with total sales of $2.10 to $2.12 billion
•Non-GAAP operating income of $255 - $270 million

Forecasted non-GAAP operating income provided above excludes expected transformation charges of $8 to $12 million in the fourth quarter. However, given the potential impact to the fourth quarter GAAP operating income for items such as long-lived asset impairments, we cannot provide forecasted GAAP operating income or the probable significance of such items without unreasonable efforts. As such, we do not present a reconciliation of forecasted non-GAAP operating income to corresponding GAAP operating income. An appropriate reconciliation will be provided in the Company’s fourth quarter earnings release. Please see disclosures within the Safe Harbor Statement for other risk factors.

Non-GAAP Measures
The Company believes that the presentation of non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide investors with information to assist them in evaluating historical trends and current period performance. For these reasons, internal management reporting also includes non-GAAP measures. Items may be excluded from GAAP financial measures when the Company believes this provides greater clarity to management and investors. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Quarterly Dividend:
Signet's Board of Directors has elected to maintain the temporary suspension of the dividend program on the common shares and has elected to pay the February quarterly dividend on its preference shares in kind.

About Signet and Safe Harbor Statement:
Signet Jewelers Limited is the world's largest retailer of diamond jewelry. Signet operates approximately 2,900 stores primarily under the name brands of Kay Jewelers, Zales, Jared, H.Samuel, Ernest Jones, Peoples, Piercing Pagoda, and JamesAllen.com. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.peoplesjewellers.com, www.pagoda.com, and www.jamesallen.com.

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, Signet’s results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” "preliminary," “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties which could cause the actual results to not be realized, including, but not limited to: the negative impacts that the COVID-19 pandemic has had, and will continue to have, on Signet’s business, financial condition, profitability and cash flows; the effect of steps we take in response to the pandemic; the severity and duration of the pandemic, including whether it is necessary to temporarily reclose our stores, distribution centers and corporate facilities or for our suppliers and vendors to temporarily reclose their facilities; the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein, including without limitation risks relating to disruptions in our supply chain, consumer behaviors such as spending and willingness to congregate in shopping centers and the impact on demand of our products, our level of indebtedness and covenant compliance, availability of adequate capital, our ability to execute our business plans, our lease obligations and relationships with our landlords, and asset impairments; general economic or market conditions; financial market risks; our ability to optimize Signet's transformation initiative; a decline in consumer spending or deterioration in consumer financial position; changes to regulations relating to customer credit; disruption in the availability of credit for customers and customer inability to meet credit payment obligations; our ability to achieve the benefits related to the outsourcing of the credit portfolio sale due to technology disruptions, future financial results and operating results and/or disruptions arising from changes to or termination of the non-prime outsourcing agreement requiring transition to alternative arrangements through other providers or alternative payment options; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of long-lived assets or intangible assets or other adverse financial consequences; the volatility of our stock price; the impact of financial covenants, credit ratings or interest volatility on our ability to borrow; our ability to maintain adequate levels of liquidity for our cash needs, including debt obligations, payment of dividends, and capital expenditures as well as the ability of our customers, suppliers and lenders to access sources of liquidity to provide for their own cash needs; changes in our credit rating; potential regulatory changes, global economic conditions or other developments related to the United Kingdom’s exit from the European Union; exchange rate fluctuations; the cost, availability of and demand for diamonds, gold and other precious metals; stakeholder reactions to disclosure regarding the source and use of certain minerals; seasonality of Signet’s business; the merchandising, pricing and inventory policies followed by Signet and failure to manage inventory levels; Signet’s relationships with suppliers including the ability to continue to utilize extended payment terms and the ability to obtain merchandise that customers wish to purchase; the failure to adequately address the impact of existing tariffs and/or the imposition of additional duties, tariffs, taxes and other charges or other barriers to trade or impacts from trade relations; the level of competition and promotional activity in the jewelry sector; the development and maintenance of Signet’s OmniChannel retailing and ability to increase digital sales; changes in consumer attitudes regarding jewelry and failure to anticipate and keep pace with changing fashion trends; changes in the supply and consumer acceptance of and demand for gem quality lab created diamonds and adequate identification of the use of substitute products in our jewelry; ability to execute successful marketing programs and manage social media; the ability to optimize Signet’s real estate footprint; the ability to satisfy the accounting requirements for “hedge accounting,” or the default or insolvency of a counterparty to a hedging contract; the performance of and ability to recruit, train, motivate and retain qualified sales associates; management of social, ethical and environmental risks; the reputation of Signet and its banners; inadequacy in and disruptions to internal controls and systems, including related to the migration to a new financial reporting information technology system; security breaches and other disruptions to Signet’s information technology infrastructure and databases; an adverse development in legal or regulatory proceedings or tax matters, including any new claims or litigation brought by employees, suppliers, consumers or shareholders, regulatory initiatives or investigations, and ongoing compliance with regulations and any consent orders or other legal or regulatory decisions; failure to comply with labor regulations; collective bargaining activity; changes in taxation laws, rules or practices in the US and jurisdictions in which Signet’s subsidiaries are incorporated, including developments related to the tax treatment of companies engaged in Internet commerce; risks related to international laws and Signet being a Bermuda corporation; difficulty or delay in executing or integrating an acquisition, business combination, major business or strategic initiative; risks relating to the outcome of pending litigation; our ability to protect our intellectual property or physical assets; changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions; the success of recent changes in Signet’s executive management team; or the impact of weather-related incidents, natural disasters, strikes, protests, riots or terrorism, acts of war or another public health crisis or disease outbreak, epidemic or pandemic on Signet’s business.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward looking statement, see the “Risk Factors” and “Forward-Looking Statements” sections of Signet’s Fiscal 2020 Annual Report on Form 10-K filed with the SEC on March 26, 2020 and quarterly reports on Form 10-Q and the “Safe Harbor Statements” in current reports on Form 8-K filed with the SEC. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Investors:

Vinnie Sinisi
SVP Investor Relations & Treasury
+1-330-665-6530
vincent.sinisi@signetjewelers.com

Media:

Colleen Rooney
Chief Communications Officer
+1-330-668-5932
colleen.rooney@signetjewelers.com

David Bouffard
VP Corporate Affairs
+1-330-668-5369
david.bouffard@signetjewelers.com